UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): December 7, 2012

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 7, 2012, the Company announced that the renewal of its universal shelf registration statement on Form S-3 was declared effective by the Securities and Exchange Commission. The universal shelf registration statement replaces the Company’s previous shelf registration statement, which expired on November 20, 2012. The universal shelf registration statement permits the Company to offer and sell, from time to time, on a continuous or delayed basis in the future, up to $63.75 million of equity, debt or other types of securities described in the shelf registration statement, or any combination of such securities, in one or more future public offerings.  The shelf registration statement also allows certain shareholders to sell up to $57.5 million of the Company’s common stock.  The Company will not receive any proceeds from the sale of these shares.  The Company’s prior shelf registration statement permitted the Company to offer up to $80 million of securities and permitted certain shareholders to sell up to $70 million of the Company’s common stock. The new shelf registration statement represents the unsold portion of the securities registered pursuant to the prior shelf registration statement.

The Company believes that the shelf registration statement provides it with continued financial flexibility. The Company does not have any current plans to sell securities under the new shelf registration statement. If and when the Company offers any securities under the new registration statement, the Company will prepare and make available a prospectus supplement that includes the specific terms of the securities being offered, the use of proceeds and other terms of the offering.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)                  Exhibits

99.1          December 7, 2012 press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
President and Chief Executive Officer
Date: December 11, 2012

EXHIBIT INDEX

Exhibit:	Description:

99.1	December 7, 2012 Press Release